CARRIAGE SERVICES ANNOUNCES ENTRY INTO A DEFINITIVE AGREEMENT TO ACQUIRE THE ASSETS OF OAKMONT MEMORIAL PARK & MORTUARY
HOUSTON, Dec. 04, 2019 (GLOBE NEWSWIRE) -- Mel Payne, Chairman and Chief Executive Officer of Carriage Services, Inc. (NYSE: CSV) stated, “I am excited to announce that we have signed a definitive agreement to acquire Oakmont Memorial Park and Mortuary in Lafayette, California from StoneMor Partners. We have long known about Oakmont being a uniquely beautiful cemetery, which has a lush mountainside landscape and provides spectacular views of nearby Mount Diablo and Briones Regional Park. The business was founded in 1956 and serves the East Bay Area including Oakland and many communities in Contra Costa County where we have a group of funeral chapels that offer strong collaboration synergies. Oakmont is best known for its beautifully designed and constructed high end cemetery projects to satisfy the burial and memorialization needs of the affluent area markets that it serves.
Several of our best field leaders, including the Managing Partner of our wonderful combination business Conejo Mountain in Camarillo, California, as well as a top Sales Manager at our largest cemetery, Rolling Hills in Richmond, California, previously worked at Oakmont during its peak performance years. The upside performance potential of Oakmont, when realized over the next several years under Carriage’s framework of leadership and support, is expected to generate high returns on the premium price we are paying for what our people describe as an A+++ property.
We expect to close this transaction very early in January 2020 to get the full year benefits of Carriage ownership in 2020,” concluded Mr. Payne.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical information, should be deemed to be forward-looking statements. These statements include, but are not limited to, statements regarding the pending acquisition of Oakmont Memorial Park and Mortuary, the effects and timing of this Acquisition, the anticipated synergies and other benefits of this Acquisition and the effect of this acquisition on the Company’s financial performance, any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic and market conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	our ability to find and retain skilled personnel;

•	our ability to execute our growth strategy;

•	the effects of competition;

•	the execution of our Standards Operating, 4E Leadership and Strategic Acquisition Models;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	our ability to generate preneed sales;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	our level of indebtedness and the cash required to service our indebtedness;

•	changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service;

•	effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the funeral and cemetery industry;

•	our ability to close the pending acquisitions as anticipated;

•	our ability to integrate the acquired businesses with our existing business; and

•	other factors and uncertainties inherent in the funeral and cemetery industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.
Carriage Services is a leading U.S. provider of funeral and cemetery services and merchandise. Carriage operates 187 funeral homes in 29 states and 30 cemeteries in 11 states.

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